UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: March 31, 2025

Archer Aviation Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 W. Tasman Drive
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650-272-3233
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACHR	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, Archer Aviation Inc. (the “Company”) announced the appointment of Harsh Rungta as its Senior Vice President, Finance and Chief Accounting Officer, effective immediately. In this role, Mr. Rungta will serve as the Company’s principal accounting officer.

Mr. Rungta, 43, is joining the Company from Tesla, Inc. (“Tesla”) where he most recently served as Director, Accounting Controllership. Mr. Rungta has served in this role since April 2024, and prior to that, he served as Tesla’s Director, Automotive Revenue & Energy Business Controller beginning in October 2018. Prior to Tesla, Mr. Rungta spent over twelve years at PricewaterhouseCoopers LLP working in their audit and assurance services practice. Mr. Rungta holds a Bachelor of Commerce degree from Delhi University, is a Chartered Accountant from India and a Certified Public Accountant (inactive) in California.

In connection with his appointment as SVP Finance and Chief Accounting Officer, Mr. Rungta and the Company entered into an Offer Letter dated March 18, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Rungta will receive an initial base salary of $375,000, a one-time cash sign-on bonus in the amount of $200,000 and a one-time cash relocation bonus in the amount of $50,000, and will be eligible to receive bonus compensation under the Company’s employee bonus plan with a target bonus of up to $200,000. In addition, Mr. Rungta will be granted a sign-on equity award of restricted stock units (“RSUs”) with the number of RSUs being equal to $2,000,000 divided by the average closing price of the Company's Class A common stock for March 2025 (the “Sign-On RSUs”). Mr. Rungta will also be eligible for an annual refresh award of RSUs as part of the Company’s annual refresh program (the “Refresh RSUs”). Both the Sign-On RSUs and any Refresh RSUs will be granted pursuant to the Company’s Amended and Restated 2021 Equity Incentive Plan. Mr. Rungta is further entitled to receive such benefits of employment as are generally available to the Company’s employees, such as healthcare.

Mr. Rungta has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, nor does Mr. Rungta have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Rungta and any other persons pursuant to which he was selected as an officer of the Company.

Mr. Rungta has entered into the Company’s standard form of Change in Control and Severance Agreement. The form of the Change in Control and Severance Agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2022 and is incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.
Date: April 3, 2025
	By:	/s/ Eric Lentell
	Name:	Eric Lentell
	Title:	General Counsel and Secretary